                                                                               .
                                                                               .
                                                                               .


                                                                    EXHIBIT 12.1



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                       YEARS ENDED DECEMBER 31,
                                        ------------------------------------------------------
                                        2003       2002         2001        2000        1999
                                        -----     -------     --------     -------     -------
                                                        (DOLLARS IN THOUSANDS)
EARNINGS:
Loss from continuing operations before
  minority interest and provision for
  income taxes........................  $(763)    $(5,478)    $(11,313)    $(2,170)    $(8,654)
ADDITIONS:
Fixed charges.........................    228         215           66          --          --
SUBTRACTIONS:
Equity income (loss) from
  investments.........................     65          86         (160)       (240)       (261)
Minority interest in (income) loss of
  consolidated subsidiaries who have
  not incurred fixed charges..........      7          --           --          27         181
                                        -----     -------     --------     -------     -------
Losses; as adjusted...................  $(607)    $(5,349)    $(11,087)    $(1,957)    $(8,574)
                                        =====     =======     ========     =======     =======
FIXED CHARGES:
Interest expense......................  $ 228     $   215     $     66     $    --     $    --
                                        =====     =======     ========     =======     =======
RATIO OF EARNINGS TO FIXED CHARGES....   (b)        (b)         (b)          (a)         (a)


---------------


(a) No ratio is presented for the years ending December 31, 2000 and 1999 as there were no fixed charges during these periods.



(b) No ratio is presented for the years ending December 31, 2003, 2002 and 2001 as we incurred losses in those years. Losses for those years exceeded fixed charges by $835,000, $5,564,000 and $11,153,000, respectively.

    COMPUTATION OF EARNINGS TO FIXED CHARGES



                                                             THREE MONTHS ENDED   SIX MONTHS ENDED
                                                               JUNE 30, 2004       JUNE 30, 2004
                                                             ------------------   ----------------
                                                                        (IN THOUSANDS)
                                                                          (UNAUDITED)
EARNINGS:
Loss from continuing operations before minority interest
  and provision for income taxes...........................       $(1,405)             $(373)
ADDITION:
Fixed Charges..............................................           472                625
SUBTRACTIONS:
Equity income (loss) in investments........................             0                  0
Minority interest in (income) loss of consolidated
  subsidiaries who have not incurred fixed charges.........            (1)                 0
                                                                  -------              -----
Earnings (loss), as adjusted...............................       $  (934)             $ 252
                                                                  =======              =====
FIXED CHARGES:
Interest expense...........................................           181                328
Amortization of debt discount..............................           291                291
Accretion of site restoration..............................             0                  6
                                                                  -------              -----
                                                                  $   472              $ 625
                                                                  =======              =====
Ratio of Earnings to Fixed Charges.........................            (a)              0.40
                                                                  =======              =====


---------------


(a) No ratio is presented for the 3 months ended June 30, 2004 as the Company incurred losses in excess of fixed charges by $1,406,000